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                                                                    EXHIBIT 16.1



                     [Letterhead of Deloitte & Touche LLP]



June 25, 1997

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:


We have read and agree with the comments in Item 4 of Form 8-K of Bellwether Exploration Company dated June 18, 1997.


Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP